Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 8, 2021, relating to the financial statements of DMY Technology Group, Inc. IV which is contained in the following Registration Statements:

•	Form S-4 and related proxy statement/prospectus, as amended and supplemented, originally filed with the SEC on August 4, 2021; and

•	Form S-1 and related prospectus, as amended and supplemented, originally filed with the SEC on December 28, 2021.

/s/ WithumSmith+Brown, PC

New York, New York

February 14, 2022